                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 5, 2002
                                                           -------------


                               PC CONNECTION, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                       0-23827                 02-0513618
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)

  Route 101A, 730 Milford Road, Merrimack, New Hampshire            03054
         (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (603) 423-2000
                                                           --------------

                                 Not Applicable
          (Former name or former address, if changed since last report)

Introductory Note

         On April 5, 2002, PC Connection, Inc. (the "Company") completed the acquisition of the outstanding capital stock of MoreDirect, Inc. (the "Acquisition"). On April 11, 2002, the Company filed a Current Report on Form 8-K (the "Current Report") to report the Acquisition. The purpose of this Amendment No. 1 to the Current Report is to file the financial statements of the business acquired and the pro forma financial information required by Item 7.

         The Company hereby amends and restates Item 7 of the Current Report to read as follows:

Item 7.  Financial Information, Pro Forma Financial Information and Exhibits

    (a)  Financial Statements of Business Acquired.

         The required financial statements are included herein on pages 2 through 14.

    (b)  Pro Forma Financial Information.

         The required pro forma financial information is included herein on pages 15 through 23.

    (c)  Exhibits.

         See Exhibit Index attached hereto.

Item 7(a).  Financial Statements of Businesses Acquired

         The financial statements of MoreDirect required by Regulation S-X,
Section 210.3-05(b)(2)(ii) consist of (1) audited financial statements as of and for the year ended December 31, 2001 and (2) unaudited interim financial statements as of March 31, 2002 and for the three months ended March 31, 2002 and 2001:

         Audited Financial Statements                                                            Pages
              Report of Independent Certified Public Accountants ...............................   2
              Balance Sheet as of December 31, 2001 ............................................   3
              Statement of Income for the Year Ended December 31, 2001 .........................   4
              Statement of Changes in Shareholder's Equity for the Year
                  Ended December 31, 2001 ......................................................   5
              Statement of Cash Flows for the Year Ended December 31, 2001 .....................   6
              Notes to Financial Statements for the Year Ended December 31, 2001 ...............   7

         Unaudited Condensed Interim Financial Statements
              Condensed Balance Sheet as of March 31, 2002 .....................................  15
              Condensed Statements of Income for the Three Months Ended
                  March 31, 2002 and 2001 ......................................................  16
              Condensed Statements of Cash Flows for the Three Months Ended
                  March 31, 2002 and 2001 ......................................................  17
              Notes to Condensed Interim Financial Statements for the Three Months
                  Ended March 31, 2002 and 2001 ................................................  18

               Report of Independent Certified Public Accountants

To the Shareholder of
MoreDirect, Inc.

In our opinion, the accompanying balance sheet and the related statements of income, of changes in shareholder's equity and of cash flows present fairly, in all material respects, the financial position of MoreDirect, Inc., formerly known as MoreDirect.com, Inc. (the "Company") at December 31, 2001 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PRICEWATERHOUSE COOPERS LLP
Miami, FL
February 14, 2002

MoreDirect, Inc.
(formerly known as MoreDirect.com, Inc.)
Balance Sheet (amounts in thousands, except per share amounts)

                                                           December 31,
                                                           ------------
                                                               2001
                                                           ------------
                            ASSETS

Current Assets:
    Cash                                                     $ 11,196
    Accounts receivable, less allowance of $813                25,995
    Manufacturer rebates receivable, net                          506
    Inventory                                                     186
    Other current assets                                          471
                                                             --------

                Total current assets                           38,354

Property and equipment, net                                       260

Other assets                                                       27
                                                             --------
                Total assets                                 $ 38,641
                                                             ========

              LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities:
    Accounts payable                                         $ 21,773
    Accrued expenses                                            2,749
    Unearned income                                                70
    Distribution payable to sole shareholder                    2,680
                                                             --------

                Total current liabilities                      27,272
                                                             --------

Shareholder's Equity:
    Common stock, $.01 par value, 80,000 shares
        authorized; 10,000 shares issued and outstanding          100
    Additional paid-in capital                                  3,140
    Unearned compensation                                        (208)
    Retained earnings                                           8,337
                                                             --------

                Total shareholder's equity                     11,369
                                                             --------
                Total liabilities and shareholder's equity   $ 38,641
                                                             ========

   The accompanying notes are an integral part of these financial statements.

MoreDirect, Inc.
(formerly known as MoreDirect.com, Inc.)
Statement of Income (amounts in thousands)

                                                         Year Ended December 31,
                                                         ----------------------
                                                                  2001
                                                         ----------------------

  Net sales                                                  $     219,002
  Cost of sales                                                    195,632
                                                             -------------

         Gross profit                                               23,370
                                                             -------------

Operating expenses:
    Sales and marketing                                              2,499
    Commissions expense (excluding stock-based
       compensation expense)                                         5,439
    General and administrative (excluding stock-based
       compensation expense)                                         3,910
    Stock-based compensation expense                                 2,181
                                                             -------------

         Total operating expenses                                   14,029
                                                             -------------

         Income from operations                                      9,341

         Interest expense - net                                       (198)

         Other income                                                   10
                                                             -------------

Earnings before state taxes                                          9,153
                                                             -------------

State taxes                                                            509
                                                             -------------

         Net income                                          $       8,644
                                                             =============

   The accompanying notes are an integral part of these financial statements.

MoreDirect, Inc.
(formerly known as MoreDirect.com, Inc.)
Statement of Changes in Shareholder's Equity (amounts in thousands)

                                        Common Stock          Additional        Unearned       Retained
                                        ------------
                                      Shares     Amount     Paid In Capital   Compensation     Earnings         Total
                                      ------     ------     ---------------   ------------     --------         -----
Balance - December 31, 2000           10,000     $  100        $   1,110       $   (359)      $   4,613     $   5,464

Issuance of employee stock
   options                                 -          -            2,030              -               -         2,030

Distributions declared to
   sole shareholder                        -          -                -              -          (4,920)       (4,920)

Amortization of stock-based
   compensation                            -          -                -            151               -           151

Net income                                 -          -                -              -           8,644         8,644
                                     -------     ------       ----------        -------        --------      --------

Balance - December 31, 2001           10,000     $  100        $   3,140       $   (208)      $   8,337     $  11,369
                                     =======     ======       ==========        =======        ========      ========

   The accompanying notes are an integral part of these financial statements.

MoreDirect, Inc.
(formerly known as MoreDirect.com, Inc.)
Statement of Cash Flows (amounts in thousands)

                                                                    Year Ended December 31,
                                                                    ----------------------
                                                                               2001
                                                                    ----------------------
Cash Flows from Operating Activities:

  Net income                                                            $     8,644
  Adjustments to reconcile net income to net cash provided by
    (used in) operating activities:
      Depreciation and amortization                                             132
      Provision for returns and doubtful accounts                               402
      Stock-based compensation expense                                        2,180
      Loss on sale of property and equipment                                      6
  Changes in assets and liabilities:
      Accounts receivable                                                     7,921
      Manufacturer rebates receivable                                         2,963
      Inventory                                                                (186)
      Other assets                                                             (294)
      Accounts payable                                                       (2,125)
      Accrued expenses and other liabilities                                     53
      Unearned income                                                            (4)
                                                                        -----------

         Net cash provided by operating activities                           19,692
                                                                        -----------

Cash Flows from Investing Activities:

  Acquisition of property and equipment                                        (144)
                                                                         ----------

         Net cash used in investing activities                                 (144)
                                                                         ----------

Cash Flows from Financing Activities:

  Distribution payments to sole shareholder                                  (4,741)
  (Payments) borrowings on line of credit                                    (3,611)
                                                                         ----------

  Net cash used in financing activities                                      (8,352)
                                                                         ----------

  Net increase in cash                                                       11,196

  Cash and cash equivalents at beginning of year                                  -
                                                                         ----------

  Cash and cash equivalents at end of year                               $   11,196
                                                                         ==========

Supplemental disclosure of cash flow information:

  Cash paid for state taxes                                              $      516
                                                                         ==========
  Cash paid for interest                                                 $      257
                                                                         ==========
  Distribution payable to shareholder but not paid current year          $    2,680
                                                                         ==========

   The accompanying notes are an integral part of these financial statements.

MoreDirect, Inc.
(formerly known as MoreDirect.com, Inc.)
Notes to Financial Statements (amounts in thousands, except per share amounts)

1.   Organization

     MoreDirect, Inc., formerly known as MoreDirect.com, Inc., (the "Company") a Florida Corporation, was incorporated on October 3, 1994 and changed its name to MoreDirect, Inc. in June 2001. The Company markets and sells products primarily in the United States. The Company's web-based solution aggregates computer and related products available through multiple wholesale distributors and manufacturers. The Company displays comparative prices of the current inventories of the wholesale distributors and manufacturers to create a price competitive online marketplace. The Company's primary target customers are large and medium size corporations and government entities.

2.   Summary of Significant Accounting Policies

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of sales and expenses during the reporting periods. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company has bank balances, including cash equivalents, which at times may exceed federally insured limits.

     Accounts Receivable

     Accounts receivable are presented net of an allowance for doubtful accounts which is charged to operations based on the Company's evaluation of expected collections resulting from an analysis of current and past due accounts, collection history and other relevant information.

     Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and accounts receivable. Cash is deposited with one financial institution in the United States.

     To reduce credit risk related to accounts receivable, the Company performs ongoing evaluations of its customers' financial condition but does not generally require collateral. Management believes that the allowance for doubtful accounts is adequate to cover potential credit risk losses.

MoreDirect, Inc.
(formerly known as MoreDirect.com, Inc.)
Notes to Financial Statements (amounts in thousands, except per share amounts)

2.   Summary of Significant Accounting Policies, Continued

     Concentrations of Credit Risk, Continued

     The Company has a concentration of business activities with certain customers and vendors. Sales to the two largest customers as a percentage of net sales represented 12% and 11% in 2001. Accounts receivable related to theses two customers as a percentage of net accounts receivable represented 2% and 23% at December 31, 2001. Purchases from the two largest suppliers as a percentage of net purchases represented 32% and 26% in 2001. Accounts payable related to these two suppliers as a percentage of accounts payable was 23% and 32% at December 31, 2001.

     Property and Equipment

     Property and equipment is stated as cost less accumulated depreciation and is depreciated using the straight-line method over the estimated useful lives of the assets ranging from 3 to 7 years. Maintenance and repairs are charged to expense when incurred and improvements are capitalized. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in earnings.

     Distribution Payable to Sole Shareholder

     Distribution payable to sole shareholder represents amount due to sole shareholder which are payable on demand and as such have been reflected as current liabilities.

     Revenue Recognition

     Net sales include revenues from product sales and gross shipping and handling fees, net of discounts and provisions for sales returns. Net sales from products are recognized by the Company when the units are delivered. The Company is responsible for establishing prices, processing the orders, and coordinating shipment from suppliers. The Company assumes credit and gross margin risk and is responsible for collecting accounts receivable and processing returns from customers. The Company provides for estimated returns at the time of shipment based on historical data.

     Cost of Sales

     Cost of sales include the cost of products sold and shipping and handling costs paid by the Company in the fulfillment of orders, less manufacturer rebates.

     Income Taxes

     The Company has elected to be treated as a S corporation for income tax purposes. Generally under this election, the shareholders are individually responsible for reporting taxable income or loss and available credits. Accordingly, no federal provision for income taxes has been recorded in the accompanying historical financial statements. However, state provision for income taxes has been recorded for those states that the Company meets the state income tax nexus requirements.

MoreDirect, Inc.
(formerly known as MoreDirect.com, Inc.)
Notes to Financial Statements (amounts in thousands, except per share amounts)

2.   Summary of Significant Accounting Policies, Continued

     New Accounting Pronouncements

     In October 2001, FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS 144 supersedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", and requires (i) the recognition and measurement of the impairment of long-lived assets to be held and used and (ii) the measurement of long-lived assets to be disposed of by sale. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The Company does not expect SFAS 144 to have a significant impact on the Company's financial statements.

     In July 2001, FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets", collectively "the statements". The statements (i) require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001; (ii) establish specific criteria for the recognition of intangible assets separately from goodwill; and (iii) require unallocated negative goodwill to be written off. SFAS 141 is effective for all business combinations initiated after June 30, 2001 and SFAS 142 is effective for all fiscal years beginning after December 15, 2001. The statements do not effect the Company as the Company currently has no intangible assets.

     Stock-Based Compensation

     The Company has elected to follow Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees," and related interpretations, in accounting for employee stock options rather than the alternative fair value accounting allowed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). APB No. 25 provides that the compensation expense related to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide pro forma disclosure of the impact of applying the fair value method of SFAS No. 123. The Company recognizes compensation expense for equity instruments granted to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force consensus Issue in 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

MoreDirect, Inc.
(formerly known as MoreDirect.com, Inc.)
Notes to Financial Statements (amounts in thousands, except per share amounts)

3.   Property and Equipment

     Property and equipment at December 31, 2001 consists of the following:

                                                                            December 31,
                                                                                2001
                                                                            -----------
     Computer equipment and software                                        $      500
     Equipment, furniture and fixtures                                              98
                                                                            ----------
                                                                                   598
     Less accumulated depreciation and amortization                               (338)
                                                                            ----------
     Property and equipment, net                                            $      260
                                                                            ==========

4.   Accrued Expenses

     Accrued expenses at December 31, 2001 consist of the following:
                                                                            December 31,
                                                                                2001
                                                                            ------------
     Accrued compensation and payroll taxes                                 $    1,380
     Accrued sales tax                                                             567
     Accrued state taxes                                                           199
     Other accrued expenses                                                        603
                                                                            ----------
                                                                            $    2,749
                                                                            ==========

5.   Line of Credit

     The Company has a $20,000 line of credit from Sun Trust Bank. The Company may obtain advances under the line of credit in an amount equal to 85% of the Company's accounts receivable subject to certain adjustments. Amounts outstanding under the line of credit accrue interest at LIBOR plus 1.15% - 2.25% subject to certain financial ratios. The line of credit matures March 2004. The line of credit is collateralized by substantially all the assets of the Company. The Company had no outstanding balance on the line of credit at December 31, 2001. The line of credit contains covenants, including maintenance of certain financial ratios and a requirement that the Company obtain the consent of the lender before the Company incurs debt, other than trade debt, pays dividends or distributions, and consummates mergers or acquisitions. The Company has been in compliance with such covenants as of December 31, 2001.

MoreDirect, Inc.
(formerly known as MoreDirect.com, Inc.)
Notes to Financial Statements (amounts in thousands, except per share amounts)
--------------------------------------------------------------------------------

6.   Commitments and Contingencies

     On March 27, 2000, the Company entered into an operating lease for main corporate office space with a lease term of five years expiring in 2005. On January 31, 2001, the Company entered into a second operating lease for additional corporate office space with a lease term of five years expiring on 2005 with the same lessor. The lessor is a corporation of which the Company's Chairman, Chief Executive Officer and President is a 50% shareholder.

     On December 19, 2000, the Company entered into an operating lease for a sales office located in New York City with a lease term of two years expiring in August 2002 with a lessor that is unrelated to the Company. On December 31, 2001, the Company closed its sales office located in New York City. The Company's financial statements as of December 31, 2001 reflect the rent expense through the remainder of the lease. Future annual minimum payments required under these operating leases are as follows:

            Year ending December 31,
            ------------------------

                     2002                            $    131
                     2003                                 137
                     2004                                 144
                     2005                                  37
                                                     --------
                                                     $    449
                                                     ========

     Rent expense recorded under the operating leases was approximately $271 for the year ended December 31, 2001.

     The Company may, from time to time, be involved in litigation arising out of claims in the normal course of business. Based upon the information presently available, management believes that there are no claims or actions pending or threatened against the Company, the ultimate resolution of which may have a material adverse effect on the Company's financial position, liquidity or results of operations.

7.   Stock Options

     In October 1999, the Company adopted a qualified (incentive) and non-qualified stock option plan (the "Plan") and reserved an aggregate of 1,000 shares of common stock for issuance pursuant to options granted under the Plan. In November 2001, the Plan was amended to reserve an aggregate of 1,500 shares of common stock. The Plan provides for the granting of options to directors, officers, employees, independent contractors, consultants and sales representatives performing services for the Company. Options have a ten-year term. Generally, granted options commence vesting over a three-year period. The options are not exercisable until the earliest to occur of the following: 1) the Company completes an Initial Public Offering
     (IPO) of common stock, 2) there is a change in control of the Company, or
     3) five years from the date such options were granted.

MoreDirect, Inc.
(formerly known as MoreDirect.com, Inc.)
Notes to Financial Statements (amounts in thousands, except per share amounts)
--------------------------------------------------------------------------------

7.   Stock Options, Continued

     In November 2001, the Company granted 580 options to certain employees with an exercise price of $0.50 with a corresponding estimated fair value of the underlying stock of $4.00. These granted options were exercisable immediately. The difference between the exercise price and the fair value amounted to $2,030. In 2001, the Company recognized $2,030 of non-cash compensation expense relating to the issuance of these options.

     On August 15, 2000, the Company entered into agreements with employees to replace 125 outstanding stock options with an exercise price of $9.50 provided that the employees remained employed by the Company through the replacement date. On February 16, 2001, the Company replaced the 125 options at an exercise price of $3.50 which equaled the estimated fair value of the underlying stock on the replacement date. The Company did not recognize compensation expense related to the replacement of these options.

     In August 2000, the Company contingently granted 184 options to employees. These options will be considered granted and exercisable upon the occurrence of the following events: 1) the Company completes an Initial Public Offering of common stock, 2) there is a change in control of the Company, or 3) five years from the date such options are granted, which exercise price will equal the estimated fair value of the underlying stock of the Company at such date. During the year ended December 31, 2001, 66 of these options were forfeited.

     In October 1999 and December 1999, the Company granted options with an exercise price of $2.00 and $3.50 with a corresponding estimated fair value of the underlying stock of $4.00 and $6.00, respectively. The difference between the exercise price and the fair value amounted to approximately $722. In 1999, the Company charged approximately $138 to non-cash compensation expense and the remaining $584 to unearned compensation. The unearned compensation will be amortized over the vesting period. The Company charged approximately $150 to non-cash compensation expense related to these grants during the year ended December 31, 2001.

     A summary of the status of the Company's stock option plan as of December 31, 2001, and changes during the year is presented below:

                                                                   Incentive       Weighted-Average
                                               Non-Qualified       Qualified        Exercise Price
                                               -------------       ---------        --------------
     Outstanding at December 31, 2000                 34                345           $     2.22
         Granted                                      90                665                 1.20
         Forfeited                                     -                (30)                3.50
                                                    ----             ------           ----------

     Outstanding at December 31, 2001                124                980           $     1.48

     Exercisable at:
         December 31, 2001                            33                580           $     0.62

MoreDirect, Inc.
(formerly known as MoreDirect.com, Inc.)
Notes to Financial Statements (amounts in thousands, except per share amounts)
--------------------------------------------------------------------------------

7.   Stock Options, Continued

     Option groups outstanding at December 31, 2001 and related price and life information follows:

                               Options Outstanding
                     ----------------------------------------
                                                    Weighted
                                     Weighted       Average                     Weighted
                                      Average      Remaining                     Average
     Range of                        Exercise     Contractual                   Exercise
  Exercise Prices    Outstanding       Price          Life       Exercisable     Price
-----------------------------------------------------------------------------------------
      $0.50              580          $ 0.50           9.84          580          $0.50
      $2.00              324            2.00           7.78           18           2.00
      $3.50              200            3.50           9.02           15           3.50
                       -----          ------           ----         ----          -----
                       1,104          $ 1.48           9.08          613          $0.62
                       =====          ======           ====         ====          =====

     The Company applies APB 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Under APB 25 in 2001, compensation expense of $2,180 was charged for options whose exercise price was less than the estimated fair value of the stock on the grant date. If compensation costs for the Company's stock option plan had been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS No. 123, the Company's net income for the year ended December 31, 2001 would have been reduced to the pro forma amount below:

                                                       Year ended
                                                    December 31, 2001
                                                    -----------------
         As reported results of operations:
             Net income                                  $ 8,644
         Pro forma results of operations:
             Net income                                  $ 8,543

     The weighted-average fair value per share as of the grant date ranged from $0.77 to $3.59 for the Company's stock options granted in 2001. The determination of the fair value of stock options granted in 2001 was based on risk-free interest rate of 3.58% to 3.97%, expected option life of 5 years and no expected volatility. The stock options outstanding at December 31, 2001 had an exercise price of $1.48 per share and a weighted average remaining life of 9 years.

     In March 1999, the Company issued a warrant for common stock to an outside consultant for services performed in 1999, to purchase 165 shares of common stock at $1.75 per share, which was the fair value of the common stock on the grant date. The warrant expires in March 2004. The warrant vested immediately upon the date of grant. The warrant is exercisable on the earlier of the following events: 1) the Company completes an IPO, 2) there is a change in control of the Company, or 3) four and half years from the date such warrant was granted.

MoreDirect, Inc.
(formerly known as MoreDirect.com, Inc.)
Notes to Financial Statements (amounts in thousands, except per share amounts)
--------------------------------------------------------------------------------

     8.   Subsequent Events

          In February 2002, the Company declared and paid a $3,000 distribution to the sole shareholder.

MoreDirect, Inc.
(formerly known as MoreDirect.com, Inc.)
Unaudited Condensed Balance Sheet (amounts in thousands, except per share amounts)


                                                                 March 31, 2002
                                                                 --------------
                             ASSETS

Current Assets:
    Cash                                                          $      7,238
    Accounts receivable, less allowance of  $873                        30,325
    Inventory                                                              318
    Other current assets                                                   330
                                                                  ------------
                Total current assets                                    38,211

Property and equipment, net                                                230
Other assets                                                                28
                                                                  ------------
                Total assets                                      $     38,469
                                                                  ============


              LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
    Accounts payable                                              $     24,710
    Accrued expenses and other current liabilities                       2,719
                                                                  ------------
                Total current liabilities                               27,429
                                                                  ------------

Stockholder's Equity:
    Common stock, $.01 par value, 80,000 shares
       Authorized; 10,000 shares issued and outstanding                    100
    Additional paid-in capital                                           3,140
    Unearned compensation                                                 (194)
    Retained earnings                                                    7,994
                                                                  ------------
                Total stockholder's equity                              11,040
                                                                  ------------
                Total liabilities and stockholder's equity        $     38,469
                                                                  ============

   The accompanying notes are an integral part of these financial statements.

MoreDirect, Inc.
(formerly known as MoreDirect.com, Inc.)
Unaudited Condensed Statements of Income (amounts in thousands)

                                                                 March 31,
                                                           --------------------
                                                             2002        2001
                                                           --------------------

  Net sales                                                $ 51,258   $ 51,170
  Cost of sales                                              45,553     46,266
                                                           --------   --------

         Gross profit                                         5,705      4,904
                                                           --------   --------
Operating expenses:
     Sales and marketing                                        768        577
     Commissions expense (excluding stock-based
        compensation expense)                                 1,301      1,244
     General and administrative (excluding stock-based
        compensation expense)                                   955      1,011
     Stock-based compensation expense                            14         35
                                                           --------   --------

         Total operating expenses                             3,038      2,867
                                                           --------   --------
         Income from operations                               2,667      2,037
         Interest expense                                        (6)      (156)
         Interest and other income                               35          4
                                                           --------   --------

Earnings before state taxes                                   2,696      1,885

State taxes                                                      39         99
                                                           --------   --------

Net income                                                 $  2,657   $  1,786
                                                           ========   ========

   The accompanying notes are an integral part of these financial statements.

MoreDirect, Inc.
(formerly known as MoreDirect.com, Inc.)
Unaudited Condensed Statements of Cash Flows

                                                                                March 31,
                                                                        -------------------------
                                                                           2002           2001
                                                                        -------------------------
Cash Flows from Operating Activities:

  Net income                                                            $   2,657      $   1,786
  Adjustments to reconcile net income to net cash provided by
    (used in) operating activities:
      Depreciation and amortization                                            34             29
      Provision for returns and doubtful accounts                              80             80
      Stock-based compensation expense                                         14             35

      Changes in assets and liabilities:
         Accounts receivable                                               (3,723)        (3,423)
         Inventory                                                           (132)          (270)
         Other current assets                                                 (37)           (14)
         Accounts payable                                                   2,937            313
         Accrued expenses and other liabilities                              (105)          (407)
                                                                        ---------      ---------

         Net cash provided by (used in) operating activities                1,725         (1,871)
                                                                        ---------      ---------

Cash Flows from Investing Activities:

      Acquisition of property and equipment                                    (3)          (127)
                                                                        ---------      ---------

         Net cash used in investing activities                                 (3)          (127)
                                                                        ---------      ---------
Cash Flows from Financing Activities:

     Distribution payments to sole shareholder                             (5,680)        (2,500)
     Borrowings on line of credit                                               -          4,498
                                                                        ---------      ---------

         Net cash provided by (used in) financing activities               (5,680)         1,998
                                                                        ---------      ---------

Net decrease in cash                                                       (3,958)             -

Cash and cash equivalents at beginning of year                             11,196              -
                                                                       ----------      ---------
Cash and cash equivalents at end of year                               $    7,238      $       -
                                                                       ==========      =========

Supplemental disclosure of cash flow information:

     Cash paid for state taxes                                        $        92      $      31
                                                                      ===========      =========
     Cash paid for interest                                           $         -      $     174
                                                                      ===========      =========

    The accompanying notes are an integral part of these financial statements

MoreDirect, Inc.
(formerly known as MoreDirect.com, Inc.)
Notes to Condensed Financial Statements (Unaudited) (amounts in thousands, except per share amounts)
--------------------------------------------------------------------------------

     1.   Basis of Presentation

          The accompanying condensed financial statements of MoreDirect, Inc. (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America. Such principles were applied on a basis consistent with those of the financial statements for the year ended December 31, 2001, contained elsewhere in this filing. The accompanying condensed financial statements should be read in conjunction with those financial statements. In the opinion of management, the accompanying unaudited condensed financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation. The operating results for the three months ended March 31, 2002 may not be indicative of the results expected for any succeeding quarter or the entire year ending December 31, 2002.

          Income Taxes

          The Company has elected to be treated as a S corporation for income tax purposes. Generally under this election, the shareholders are individually responsible for reporting taxable income or loss and available credits. Accordingly, no federal provision for income taxes has been recorded in the accompanying historical financial statements. However, state provision for income taxes has been recorded for those states that the Company meets the state income tax nexus requirements.

     2.   Subsequent Event

          On March 25, 2002, the Company and its sole shareholder signed a definitive agreement with PC Connection, Inc. ("PCC") whereby the Company would be acquired by and become a wholly-owned subsidiary of PCC. The transaction was completed on April 5, 2002. Under the terms of the agreement all outstanding stock options were cashed out by PCC, and the Company distributed to the sole shareholder approximately $7,950 from available cash balances for previously taxed but undistributed S Corporation earnings.

          Concurrent with the acquisition, the Company's line of credit with Sun Trust Bank was terminated. No amounts were outstanding under the line of credit as of March 31, 2002.

Item 7(b).  Pro forma Financial Information

         The pro forma financial information required by Regulation S-X, Section 210.11-02 consists of a pro forma condensed balance sheet as of March 31, 2002 and pro forma condensed statement of operations for the year ended December 31, 2001 and the three months ended March 31, 2002, as shown below. The pro forma condensed balance sheet includes the historical condensed balance sheets of PCC and MoreDirect, the pro forma adjustments required, and the pro forma condensed consolidated balance sheet, based on the assumption that the acquisition of MoreDirect was completed on the balance sheet date. The pro forma condensed statements of operations for the respective periods include the historical condensed statement of operations of PCC and MoreDirect, the pro forma adjustments required, and the pro forma condensed consolidated statement of operations, based on the assumption that the acquisition of MoreDirect was completed at the beginning of each respective period.

PC Connection, Inc. and Subsidiaries
Pro Forma Consolidated Balance Sheet
March 31, 2002 (amounts in thousands)
--------------------------------------------------------------------------------

                                                                 Historical
                                                -----------------------------------------
                                                PC Connection, Inc.                            Pro Forma             Consolidated
         Assets                                   & Subsidiaries         MoreDirect, Inc.     Adjustments    Note      Pro Forma
         ------                                 -------------------      ----------------     -----------    ----    ------------
Current Assets
   Cash and cash equivalents                      $     41,895            $       7,238       $   (7,950)      a     $     8,483
                                                                                                 (22,700)      b
                                                                                                 (10,000)      c
   Accounts receivable, net                             98,909                   30,325                                  129,234
   Inventories - merchandise                            36,962                      318                                   37,280
   Deferred income taxes                                 2,284                                                             2,284
   Income taxes receivable                               3,084                                                             3,084
   Prepaid expenses and other current assets             3,271                      330                                    3,601
                                                  ------------            -------------       ----------             -----------
           Total Current Assets                        186,405                   38,211          (40,650)                183,966

Property and equipment, net                             27,801                      230              (60)      b          27,971
Restricted cash                                                                                   10,000       c          10,000
Other intangibles
   Software                                                                                        1,390       b           1,390
   Customer relationships                                                                          2,820       b           2,820
   Trademark/trade name                                                                            1,190       b           1,190
Other assets                                               594                       28                                      622
Goodwill, net                                            8,807                                    14,270       b          23,077
                                                  ------------            -------------       ----------             -----------
             Total Assets                         $    223,607            $      38,469       $  (11,040)            $   251,036
                                                  ============            =============       ==========             ===========
    Liabilities & Stockholders' Equity
    ----------------------------------
Current Liabilities:
   Current maturities of capital lease
     obligation to affiliate                      $        176            $           -                              $       176
   Current maturities of long-term debt                    500                        -                                      500
   Accounts payable                                     59,193                   24,710                                   83,903
   Accrued expenses and other liabilities                8,219                    2,719                                   10,938
                                                  ------------            -------------                              -----------
           Total Current Liabilities                    68,088                   27,429                                   95,517

Capital lease obligation to affiliate, less
   current maturities                                    6,576                                                             6,576
Deferred income taxes                                    3,711                                                             3,711
Other liabilities                                           47                                                                47
                                                  ------------            -------------                              -----------
           Total Liabilities                            78,422                   27,429                                  105,851
                                                  ------------            -------------                              -----------
Stockholders' Equity:
     Common stock                                          248                      100       $     (100)      d             248
     Additional paid-in capital                         74,489                    3,140           (3,140)      d          74,489
     Unearned compensation                                                         (194)             194       b
     Retained earnings                                  71,985                    7,994           (7,950)      a          71,985
                                                                                                     (44)      b
Treasury stock, at cost                                 (1,537)                                                           (1,537)
                                                  ------------            -------------       ----------             -----------
           Total Stockholders' Equity                  145,185                   11,040          (11,040)                145,185
                                                  ------------            -------------       ----------             -----------
           Total Liabilities &
             Shareholders' Equity                 $    223,607            $      38,469       $  (11,040)            $   251,036
                                                  ============            =============       ==========             ===========

PC Connection, Inc. and Subsidiaries
Pro Forma Consolidated Balance Sheet - Continued
March 31, 2002 (amounts in thousands)
--------------------------------------------------------------------------------

Notes to Pro Forma Adjustments:
(a) To record the April 5, 2002 cash distribution of S Corporation Dividends to sole stockholder of MoreDirect, Inc.
(b) To record the acquisition of MoreDirect, Inc. under Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations."

     Total consideration:

       Cash paid to acquire shares and buyout options                          $  22,050
       Acquisition expenses                                                          650
                                                                               ---------
            Total consideration                                                                  $    22,700

     Assets acquired and liabilities assumed (at fair value):

       Current assets                                                             38,211
       Less distribution of S Corporation dividends on April 5, 2002              (7,950)
       Property and equipment                                                        170
       Other assets                                                                   28
       Other identifiable intangibles                                              5,400
       Current liabilities                                                       (27,429)
                                                                               ---------
            Net assets acquired                                                                        8,430
                                                                                                 -----------

     Goodwill, based on the assumption that the transaction was completed on March 31, 2002      $    14,270
                                                                                                 ===========

     The allocation of the purchase price is preliminary. In addition, the transaction provides for up to $10,000 in contingent consideration to be earned based on achieving targeted levels of annual earnings before income taxes through December 31, 2004. This contingent consideration will have no effect on future earnings.

(c) To record the April 5, 2002 cash escrow that will fund a portion of the contingent payments.
(d)  To recognize the elimination entries necessary for consolidation.

PC Connection, Inc. and Subsidiaries
Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2001 (amounts in thousands, except per share data)


                                                                Historical
                                                  ---------------------------------------
                                                  PC Connection, Inc.                          Pro Forma            Consolidated
                                                    & Subsidiaries       MoreDirect, Inc.     Adjustments   Note      Pro Forma
                                                  -------------------    ----------------     -----------   ----    ------------
Net  sales                                           $  1,180,951         $     219,002                             $ 1,399,953
Cost of sales                                           1,049,799               195,632                               1,245,431
                                                     ------------         -------------                             -----------
         Gross Profit                                     131,152                23,370                                 154,522

Selling, general and administrative expenses              117,508                14,029             630       a         132,167
Restructuring costs and other special charges               2,204                                                         2,204
                                                     ------------         -------------        --------             -----------
         Income From Operations                            11,440                 9,341            (630)                 20,151
Interest expense                                           (1,179)                 (269)                                 (1,448)
Other, net                                                  1,307                    81                                   1,388
                                                     ------------         -------------        --------             -----------
Income Before Taxes                                        11,568                 9,153            (630)                 20,091
Income tax expense                                          4,396                   509           2,729       b           7,634
                                                     ------------         -------------        --------             -----------
         Net Income                                  $      7,172         $       8,644        $ (3,359)            $    12,457
                                                     ============         =============        ========             ===========
Earnings per common share
     Basic                                           $       0.29                                                   $      0.51
                                                     ============                                                   ===========
     Diluted                                         $       0.29                                                   $      0.50
                                                     ============                                                   ===========

Shares used in computation of earnings
  per common share
     Basic                                                 24,453                                                        24,453
                                                     ============                                                   ===========
     Diluted                                               24,947                                                        24,947
                                                     ============                                                   ===========

Notes to Pro Forma Adjustments:

     (a) To record the amortization of the additional identifiable amortizing intangibles acquired upon purchase of MoreDirect, Inc. Such intangibles will also be deductible for tax purposes and are being amortized over a period of five to eight years. Goodwill was computed under SFAS No. 141, and therefore no goodwill amortization has been taken.
     (b) To record (i) the income tax expenses for MoreDirect, Inc. as if it were a C Corporation and (ii) income taxes (benefits) for the impact of the pro forma adjustments.

PC Connection, Inc. and Subsidiaries
Pro Forma Consolidated Statement of Operations
Three Months Ended March 31, 2002 (amounts in thousands, except per share data)

                                                                Historical
                                                  ---------------------------------------
                                                  PC Connection, Inc.                          Pro Forma            Consolidated
                                                    & Subsidiaries       MoreDirect, Inc.     Adjustments   Note      Pro Forma
                                                  -------------------    ----------------     -----------   ----    ------------
Net sales                                            $    236,160          $     51,258                             $   287,418
Cost of sales                                             211,179                45,553                                 256,732
                                                     ------------          ------------                             -----------
         Gross Profit                                      24,981                 5,705                                  30,686

Selling, general and administrative expenses               27,489                 3,038             158       c          30,685
Restructuring costs and other special charges                 813                                                           813
                                                     ------------          ------------        --------             -----------
         Income (Loss) From Operations                     (3,321)                2,667            (158)                   (812)
Interest expense                                             (242)                   (6)                                   (248)

Other, net                                                    195                    35                                     230
                                                     ------------          ------------        --------             -----------
Income (Loss) Before Taxes                                 (3,368)                2,696            (158)                   (830)
Income tax expense (benefit)                               (1,280)                   39             926       d            (315)
                                                     ------------          ------------        --------             -----------
         Net Income (Loss)                           $     (2,088)         $      2,657        $ (1,084)            $      (515)
                                                     ============          ============        ========             ===========

Loss per common share
     Basic                                           $      (0.09)                                                  $     (0.02)
                                                     ============                                                   ===========
     Diluted                                         $      (0.09)                                                  $     (0.02)
                                                     ============                                                   ===========

Shares used in computation of  loss
  per common share
     Basic                                                 24,551                                                        24,551
                                                     ============                                                   ===========
     Diluted                                               24,551                                                        24,551
                                                     ============                                                   ===========

Notes to Pro Forma Adjustments:

     (c) To record the amortization of the additional identifiable amortizing intangibles acquired upon purchase of MoreDirect. Such intangibles will also be deductible for tax purposes and are being amortized over a period of five to eight years. Goodwill was computed under SFAS No. 141, and therefore no goodwill amortization has been taken.

     (d) To record (i) the income tax expense for MoreDirect, Inc. as if it were a C Corporation and (ii) income taxes (benefits) for the impact of the pro forma adjustments assuming an effective tax rate of 38%.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 18, 2002             PC CONNECTION, INC.


                                 By: /s/ Mark A. Gavin
                                     -------------------------------------------
                                     Name:  Mark A. Gavin
                                     Title: Senior Vice President of Finance and
                                            Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number      Description

     2.1* Agreement and Plan of Merger, dated March 25, 2002, by and among PC Connection, Inc., and the stockholders of MoreDirect, Inc. set forth on Schedule I, incorporated by reference from Exhibit 10.51 to the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2001 initially filed with the Securities and Exchange Commission on April 1, 2002. (1)

     2.2* Amendment No. 1 to the Agreement and Plan of Merger, dated April 5, 2002, by and among PC Connection, Inc., Boca Acquisition Corp., MoreDirect, Inc., Russell Madris, the sole stockholder of MoreDirect, Inc. and Michael Diamant, James Garrity and Scott Modist, incorporated by reference from Exhbit 2.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2002. (1)

     99.1*          Press release for consummation of the merger.

     23.1           Consent of Pricewaterhouse Coopers, LLP.

_____________

*    Previously filed.

(1) The exhibits and schedules to the Agreement and Amendment No. 1 to the Agreement, have been omitted from this filing pursuant to Item 601 (b)(2) of Regulation S-K. The Company will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.